UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2024 (April 23, 2024)

AUDDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40071	45-4257218
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Central Avenue, Suite 200
Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 219-9771

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	AUUD	Nasdaq Stock Market
Common Stock Warrants	AUUDW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

$2.3 Million Convertible Preferred Stock and Warrants Financing

On April 23, 2024, Auddia Inc. (the “Company”, “we” and “us”) entered into a securities purchase agreement with accredited investors for a convertible preferred stock and warrants financing. The Company has received $2,314,000 of gross proceeds in connection with the closing of this financing.

At the closing, the Company issued 2,314 shares of Series B convertible preferred stock (“Series B Preferred Stock”) at a purchase price of $1,000 per share of Series B Preferred Stock. The Series B Preferred Stock is convertible into Common Stock at an initial conversion price (“Conversion Price”) of $1.851 per share of Common Stock. The Company also issued warrants (“Warrants”) exercisable for 1,198,345 shares of Common Stock with a five year term and an initial exercise price of $1.851 per share.

The proceeds of this financing, together with other available cash resources, will be used to repay outstanding debt and for general corporate purposes.

The Company believes that the closing of this financing, together with other recent financing activities, will bring the Company back into compliance with the Nasdaq stockholders’ equity requirement for continued listing on the Nasdaq Capital Market.

The securities purchase agreement contains customary representations and warranties and agreements and obligations of the parties.

Terms of the Series B Preferred Stock

The Company has filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred Stock (“Certificate of Designations”) with the Secretary of State of the State of Delaware.

Rank

The Certificate of Designations provides that the Series B Preferred Stock ranks senior to the Common Stock with respect to dividends and right upon liquidation.

Voting Rights

Except as otherwise required by law (or with respect to approval of certain actions), the Series B Preferred Stock will not have voting rights.

Dividends

Holders of the Series B Preferred Stock will be entitled to dividends in the amount of 10% per annum, payable quarterly.

The Company has the option to pay dividends on the Series B Preferred Stock in additional shares of Common Stock. If the Company elects to pay in the form of Common Stock, the number of dividend shares to be issued shall be calculated by using a “Dividend Conversion Price” equal to the lower of (i) the then applicable Series B Conversion Price as in effect on the applicable dividend date, or (ii) 90% of the lowest VWAP of the Common Stock during the five (5) consecutive trading day period ending and including the trading day immediately preceding the applicable dividend date.

The Company also has the option to cumulate or “capitalize” the dividends, in which case the accrued dividend amount shall be added to the stated value of each share of Series B Preferred Stock.

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Conversion Rights; Anti-Dilution Adjustments

The stated value of each share of Series B Preferred Stock (including all the unpaid dividends and other amounts payable on the Series B Preferred Stock) will be convertible into Common Stock at an initial fixed Conversion Price of $1.851 per share of Common Stock. The Series B Preferred Stock may be converted into shares of Common Stock at any time at the option of the holder. The Series B Preferred Stock may also be converted into shares of Common Stock at the option of the Company if the closing price of the Common Stock exceeds 300% of the Conversion Price for 20 consecutive trading days.

The Conversion Price of the Series B Preferred Stock is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of the Company’s Common Stock or in the event that the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or is deemed to have granted, issued or sold, any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (the foregoing a “Dilutive Issuance”) Immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

Defaults; Triggering Events; Alternate Conversion Price

The Certificate of Designations contains customary events of default, or “Triggering Events”, including, among others, (i) certain events of bankruptcy, insolvency or reorganization; (ii) failure to comply with the listing rules of Nasdaq; (iii) certain breaches of the transaction agreements related to this financing; and (iv) any of the shares of the Series B Preferred Stock remaining outstanding on or after April 23, 2026.

Upon the occurrence of a Triggering Event, (i) the dividend rate on the Series B Preferred Stock will increase to 18%, and (ii) the Conversion Price then in effect will be adjusted to an “Alternate Conversion Price” equal to the lowest of (i) the applicable Conversion Price as then in effect, and (ii) the greater of (x) the “Floor Price” of $0.3702 and (y) 80% of the lowest VWAP of the Common Stock during the five (5) consecutive trading day period immediately preceding the delivery or deemed delivery of the applicable conversion notice,

Redemption

At any time, the Company shall have the right to redeem all, but not less than all, of the Series B Preferred Shares then outstanding in cash at a price (the “Company Optional Redemption Price”) equal to 125% of the applicable redemption amount.

Liquidation Value

Upon our liquidation, dissolution or winding up, holders of Series B Preferred Stock shall be entitled to receive in cash out of the assets of the Company, before any amount shall be paid to the holders of any of shares of Common Stock, an amount per Series B Preferred Share equal to the sum of (i) the Black Scholes Value (as defined in the Warrants) with respect to the outstanding portion of all Warrants held by such Holder (without regard to any limitations on the exercise thereof) as of the date of such event and (ii) the greater of (A) 125% of the applicable liquidation value and (B) the amount per share such holder would receive if such holder converted such share of Series B Preferred Stock into Common Stock immediately prior to the date of such payment.

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Terms of the Warrants

In connection with the closing, the Company issued to the investors Warrants exercisable for 1,198,345 shares of Common Stock with a five year term and an initial exercise price of $1.851 per share.

The exercise price of the Warrants is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of the Company’s Common Stock or in the event that the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or is deemed to have granted, issued or sold, any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the exercise price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (the foregoing a “Dilutive Issuance”). Immediately after such Dilutive Issuance, the exercise price then in effect shall be reduced to an amount equal to the New Issuance Price.

Ownership, Exercise and Conversion Limitations

The holders will not be able to receive shares upon exercise of the Warrants or the conversion of the Series B Preferred Stock, unless prior stockholder approval is obtained, if (i) the number of shares to be issued would exceed 20% of the Company’s outstanding number of shares at a discount to the applicable Nasdaq Minimum Price or (ii) the number of shares to be issued to any holder would result in in a Change of Control within the meaning of Nasdaq Rule 5635(b).

The Company shall not effect the conversion of any of the Series B Preferred Stock or the exercise of any of the Warrants held by a holder, and such holder shall not have the right to convert any of the Series B Preferred Stock or exercise any of the Warrants held by such holder to the extent that after giving effect to such conversion or exercise, such holder would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion or exercise.

Terms of the Registration Rights Agreement

Pursuant to a registration rights agreement, the Company has agreed to file, not later than the 30th day following the closing, with the Securities and Exchange Commission a registration statement (the “Registration Statement”) relating to the resale by the investors of (i) all of the shares of Common Stock issuable upon the conversion of the Series B Preferred Stock or the exercise of the Warrants. The Company shall use its best efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof. The Company shall use its best efforts to keep such Registration Statement continuously effective thereafter.

The foregoing summaries of the Securities Purchase Agreement, the Certificate of Designations, the Warrants, and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as exhibits to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit Number	Description
3.1	Series B Convertible Preferred Stock Certificate of Designations dated April 23, 2024

10.1	Form of Securities Purchase Agreement dated April 23, 2024

10.2	Form of Common Stock Warrant dated April 23, 2024

10.3	Form of Registration Rights Agreement dated April 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDDIA INC.

April 29, 2024	By:	/s/ John Mahoney
Name: John Mahoney
Title: Chief Financial Officer

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